Exhibit 1.1

DIAMONDROCK HOSPITALITY COMPANY

FORM OF AMENDMENT NO. 1

TO

DISTRIBUTION AGREEMENT

August 7, 2015

[       ]

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated November 24, 2014 (the “Distribution Agreement”), by and among [    ] (the “Sales Agent”), DiamondRock Hospitality Company, a Maryland corporation (the “Company”), and DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership” and together with the Company, the “Transaction Entities”), pursuant to which the Company agreed to sell from time to time through the Sales Agent, acting as agent and/or principal, up to an aggregate of $200,000,000 of shares of the Company’s common stock, par value $0.01 per share.  All capitalized terms used in this Amendment No. 1 to the Distribution Agreement by and among the Sales Agent and the Transaction Entities (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Distribution Agreement.  The Sales Agent and the Transaction Entities agree as follows:

A.            Amendments to Distribution Agreement.  The Distribution Agreement is amended as follows:

1.                                      The first sentence to the second paragraph of the opening section of the Distribution Agreement is hereby deleted and replaced with the following:

“The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-183248) on August 12, 2012 (the “2012 Registration Statement”) and an automatic shelf registration statement on Form S-3 (No.  333-206255) on August 7, 2015 (the “2015 Registration Statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). References to “Registration Statement” shall mean (a) prior to August 7, 2015, the 2012 Registration Statement and (b) on or after August 7, 2015, the 2015 Registration Statement.”

2.                                      The definition of “Basic Prospectus” in the third sentence to the second paragraph of the opening section of the Distribution Agreement is hereby deleted and replaced with the following:

“‘Basic Prospectus’ means, at any given time, the prospectus included in the Registration Statement, including the documents incorporated by reference therein;”.

3.                                      The second sentence to the third paragraph of the opening section of the Distribution Agreement is hereby deleted and replaced with the following:

“The Partnership directly or indirectly owns hotels as described in the Prospectus (individually a “Hotel” and collectively, the “Hotels”).”

4.                                      The first sentence of the last paragraph to the opening section of the Distribution Agreement is hereby deleted and replaced with the following:

“The Company has also entered into three separate distribution agreements, dated as of November 24, 2014, as amended by Amendment No. 1 to such agreements, dated as of even date herewith (as amended, each an “Alternative Distribution Agreement” and together, the “Alternative Distribution Agreements”), with each of [      ] (each, an “Alternative Agent” and together with the Sales Agent, the “Agents”).”

5.                                      Section (A) to the first sentence to Section 3(a) of the Distribution Agreement is hereby deleted and replace with the following:

“At the time of the initial filing of the Registration Statement and on the date of this Agreement,”.

6.                                      Section 6(b) of the Distribution Agreement shall be amended to add, after the last sentence of such section, “Each Bring-Down Delivery Date, the Company shall, unless the Sales Agent agrees otherwise, furnish or cause to be furnished to the Sales Agent an opinion, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinion referred to in Section 5(a)(v) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion, or, in lieu of such opinion, a letter substantially to the effect that the Sales Agent may rely on the opinion referred to in Section 5(a)(v), furnished to the Sales Agent, to the same extent as though they were dated the date of such opinion (except that such statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion).

7.                                      The last sentence of Section 8(c) of the Distribution Agreement is hereby deleted and replaced with the following:

“For avoidance of doubt, the Company shall be under no obligation to file a new shelf registration statement on Form S-3 upon the expiration of the Registration Statement.”

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8.                                      The first sentence of the Form of Terms Agreement attached as Exhibit A to the Distribution Agreement shall be amended to add “, as amended on August 7, 2015” immediately before “(the “Distribution Agreement”)”.

9.                                      The first sentence of the Form of Transaction Notice attached as Exhibit B to the Distribution Agreement shall be amended to add “, as amended on August 7, 2015” immediately before “(the “Agreement”)”.

B.            Prospectus Supplement.  The Company agrees to file a 424(b) Prospectus Supplement reflecting this Amendment on the date hereof.

C.            No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

D.            Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

[Signature pages follow]

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If the foregoing correctly sets forth the understanding among the parties hereto, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement among the parties hereto.

Very truly yours,

DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its general partner

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Distribution Agreement]

ACCEPTED as of the date first-above written:

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By:
Name:
Title:

[Signature Page to Amendment No. 1 to Distribution Agreement]